UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2025

Boot Barn Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36711	90-0776290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17100 Laguna Canyon Road, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

(949) 453-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	BOOT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2025, Boot Barn Holdings, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) announcing the appointment of John Hazen as Chief Executive Officer (the “Appointment”), effective as of May 5, 2025 (the “Effective Date”). In accordance with Instruction 2 to Item 5.02 of Form 8-K, the Company is filing this Amendment No. 1 to the Original Form 8-K (this “Amendment”) to provide additional information regarding material changes to Mr. Hazen’s compensation arrangements as a result of the Appointment, which had not been determined at the time of the filing of the Original Form 8-K. Subsequent to the filing of the Original Form 8-K, on May 10, 2025, Mr. Hazen and Boot Barn, Inc., the Company’s wholly owned subsidiary, entered into the Amended and Restated Employment Agreement, effective as of the Effective Date, by and between the Company and Mr. Hazen (the “A&R Employment Agreement”), which amends and restates Mr. Hazen’s prior Employment Agreement, dated as of April 2, 2018. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to them in the A&R Employment Agreement attached hereto as Exhibit 10.1.

Pursuant to the A&R Employment Agreement, Mr. Hazen will be employed by Boot Barn, Inc. to serve as the Chief Executive Officer of that company and of the Company, devoting his full business time and best efforts to the faithful and loyal performance of his duties. The A&R Employment Agreement is effective as of the Effective Date and will continue until terminated in accordance with the terms of the A&R Employment Agreement.

As previously disclosed, during the term of the A&R Employment Agreement, Mr. Hazen is entitled to a base salary of $900,000 and will continue to be eligible to participate in the Company’s annual incentive bonus program (the “AIP”) with a target bonus of 100% of his base salary (the “Target Bonus Amount”). Mr. Hazen will also continue to participate in the Company’s long-term incentive program. For the fiscal year ending March 28, 2026, he will receive his long-term equity award in connection with the Company’s annual grant cycle with an aggregate target value of $4.1 million, consisting of 50% time-based restricted stock units and 50% performance share units. Mr. Hazen is also entitled to participate in the Company’s health and welfare benefit plans that are generally available to the Company’s executive officers. Additionally, the A&R Employment Agreement provides for the reimbursement of up to $10,000 in attorneys’ fees incurred by Mr. Hazen in connection with the negotiation and drafting of the A&R Employment Agreement.

The A&R Employment Agreement provides for certain severance and change-of-control benefits. Specifically, if the Company terminates Mr. Hazen’s employment without Cause or if Mr. Hazen resigns for Good Reason, in each case at any time other than during the COC Period (as defined below), Mr. Hazen is entitled to receive, subject to his execution of a valid release of claims: (i) the cash equivalent of 12 months of the monthly rate of Mr. Hazen’s base salary in effect immediately prior to the termination date, payable in equal installments as salary continuation payments for the 12-month period following the termination date; (ii) a cash amount equivalent to Mr. Hazen’s Target Bonus Amount under the AIP in effect immediately prior to the termination date; (iii) any accrued bonus under the AIP, if the termination occurs following the end of the fiscal year for such accrued bonus but prior to the payment of such accrued bonus (the “Accrued Bonus”); and (iv) if Mr. Hazen timely elects COBRA health benefits coverage, up to 12 monthly payments, each equal to the portion of the premium paid by the Company for COBRA coverage for active senior executives immediately prior to the termination date (the “Health Severance”). If Mr. Hazen’s employment is terminated by the Company without Cause or if Mr. Hazen resigns for Good Reason, in each case within one year following or three months preceding a Change of Control (the “COC Period”), Mr. Hazen is entitled to receive, subject to his execution of a valid release of claims: (i) the cash equivalent of 24 months of the monthly rate of Mr. Hazen’s base salary in effect immediately prior to the termination date, payable in equal installments as salary continuation payments for the 24-month period following the termination date; (ii) a cash amount equivalent to Mr. Hazen’s maximum bonus amount under the Company’s AIP in effect on the termination date; (iii) the Accrued Bonus, if any; (iv) the Health Severance; and (v) accelerated vesting of any unvested equity awards he holds at such time (and for any such performance-based awards, such vesting will be at no less than the target value of the award) (collectively, the “Accelerated Vesting”). The A&R Employment Agreement provides for a “best-net cutback” in the event that any amounts payable to Mr. Hazen would be “excess parachute payment” as defined in Section 280G of the Internal Revenue Code of 1986, as amended. If Mr. Hazen’s employment is terminated due to his death, his personal representatives or heirs are entitled to receive, subject to execution of a valid release of claims, the Accelerated Vesting, if applicable.

The A&R Employment Agreement also provides for customary restrictive covenants, including a perpetual confidentiality covenant and non-disparagement covenant.

The foregoing summary of the A&R Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Except as expressly set forth herein, this Amendment does not amend the Original Form 8-K in any way and does not modify or update any other disclosures contained in the Original Form 8-K. This Amendment supplements the Original 8-K and should be read in conjunction with the Original Form 8-K.

Item 9.01      Financial Statements and Exhibits.

Exhibit Number	Description
Exhibit 10.1	Amended and Restated Employment Agreement, by and between Boot Barn, Inc. and John Hazen, effective as of May 5, 2025.
Exhibit 104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOT BARN HOLDINGS, INC.
Date: May 14, 2025	By:	/s/ James M. Watkins
Name: James M. Watkins
Title: Chief Financial Officer and Secretary